EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman & CEO
or
Karen Gross, Vice President & Corporate Secretary
(303) 573-1660

ROYAL GOLD AND CAPITAL GOLD DISCONTINUE ROYALTY FINANCING
DISCUSSIONS FOR THE EL CHANATE GOLD PROJECT

     DENVER, COLORADO. APRIL 13, 2004. ROYAL GOLD, INC. (NASDAQ: RGLD; TSX: RGL) and Capital Gold Corporation (OTC/BB:CGLD) announced today that they have mutually agreed to terminate negotiations on a royalty financing facility by Royal Gold for construction of Capital Gold’s El Chanate open-pit gold mine in Sonora, Mexico.

     Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol “RGLD,” and on the Toronto Stock Exchange, under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.

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